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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 8, 2001



                                    IVG CORP.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                  33-19196-A                   59-2919648
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


                         13135 DAIRY ASHFORD, SUITE 525
                                 SUGAR LAND, TEXAS                   77048
                    (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (281) 295-8400





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On April 1, 2001, IVG Corp., a Delaware corporation (the "Company"), acquired SES-Corp., Inc., a Delaware corporation ("SES"), pursuant to an Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 30, 2001, by and among the Company, SES, Cheyenne Management Company, Inc., a Michigan corporation, SES Acquisition 2001, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Dennis Lambka and Ronald Bray, shareholders of SES (the "Shareholders"). Under the terms of the Merger Agreement, Sub merged with and into SES and SES became a wholly-owned subsidiary of the Company (the "Merger"). The shares of SES common stock outstanding immediately prior to the effective time of the Merger were converted into the right to receive 11,819,262 shares of the Company's common stock, $.0001 par value per share ("Company Common Stock"). Ten million shares of Company Common Stock issuable under the Merger Agreement were to be placed in an escrow account (the "Escrow Shares") to secure certain indemnification obligations set forth in the Merger Agreement.

     On August 8, 2001, the Company entered into a share exchange agreement with the Shareholders (the "Agreement"), in which the Company disposed of SES by exchanging all of the issued and outstanding shares of SES for the Escrow Shares (the "Disposition"). As a result, the Company received 100% of the Escrow Shares and Mr. Lambka received 50% of SES and Mr. Bray received 50% of SES. The Shareholders also released the Company from any obligations to issue additional shares of the Company to the Shareholders under the Merger Agreement. Pursuant to the terms of the Agreement, the Shareholders each retained 909,631 shares of the Company's Common Stock issued to them under the Merger Agreement.

     To date, the cost of the acquisition and subsequent disposition of SES was approximately $522,000. These expenses are reflected in the Company's 10-QSB for the period ended June 30, 2001. Additionally, the Company's 10-QSB for such period recorded a stock based compensation expense of approximately $2,300,000, related to the approximately 1,800,000 shares of stock currently held by the former shareholders of SES. While no claims against the Company are pending or threatened relating to its former ownership of SES, in the future the Company could incur additional expenses related to such claims.

ITEM 5. OTHER EVENTS.

     Effective August 8, 2001, Mr. Ronald Bray and Mr. Dennis Lambka resigned from the Board of Directors of the Company, as well as from any positions they held with the Company or any of its subsidiaries.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   EXHIBITS.

     Exhibit No.    Description.
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         2.1        Agreement, dated as of August 8, 2001, by and among IVG
                    Corp., Dennis Lambka and Ronald Bray.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IVG CORP.


Date:  August 23, 2001                     By: /s/ Elorain Landers
                                           -------------------------------------
                                           Elorian Landers
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

     Exhibit No.    Description.
     -----------    -----------

         2.1 Agreement, dated as of August 8, 2001, by and among IVG Corp., Dennis Lambka and Ronald Bray.